Jody M. Walker
                                7841 South Garfield Way
                                 Littleton, Colorado 80122
                                 Telephone (303) 850-7637
                                 Facsimile (303) 220-9902

March 21, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Dear Sirs:

Re:   OPINION RE: LEGALITY AND CONSENT OF COUNSEL TO USE OF NAME IN
THE REGISTRATION STATEMENT ON FORM SB-2 OF PURE STEEL CUSTOM CYCLES, INC. AND ANY AMENDMENTS

I am securities counsel for the above mentioned company and I have prepared the registration statement on Form SB-2 and any amendments.
I consent to the inclusion and reference to my name in the Registration Statement on Form SB-2 and any amendments for Pure Steel, Custom Cycles, Inc.

It is my opinion that the securities of Pure Steel Custom Cycles, Inc. which are registered with the Securities and Exchange Commission pursuant to Form SB-2 Registration Statement of Pure Steel, Inc. will be, when sold, legally issued, fully paid and non-assessable.


                                                Yours very truly,



                                                /s/   Jody M. Walker
                                               ---------------------
                                                      Jody M. Walker